As Filed with the Securities and Exchange Commission on March 21, 2002

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

2180 Rutherford Road
Carlsbad, California 92008-7328

(Address of principal executive offices)

Delaware (State or other jurisdiction of incorporation or organization)	95-3797580 (IRS Employer Identification No.)

1995 EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plan)

Ronald A. Drapeau
Chairman, President and Chief Executive Officer
2180 Rutherford Road
Carlsbad, California 92008-7328
(760) 931-1771
(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount of
Securities	to be	Price Per	Offering	Registration
to be Registered	Registered(1)	Share(2)	Price(2)	Fee

Common Stock, $.01 par value	1,500,000 shares	$19.75	$29,625,000	$2,725.50

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of additional shares of Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of Callaway Golf Company Common Stock as reported on March 18, 2002 on the New York Stock Exchange.

ITEM 8. EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Callaway Golf Company, a Delaware corporation (the “Company”), to register an additional 1,500,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), issuable to employees of the Company under the Callaway Golf Company 1995 Employee Stock Incentive Plan (the “Plan”) and consists only of those items required by General Instruction E to Form S-8.

     The Company previously registered an aggregate of 9,300,000 shares of Common Stock for issuance under the Plan under (i) Registration Statement No. 333-52020 (2,200,000 shares), (ii) Registration Statement No. 333-95601 (1,500,000 shares), (iii) Post-Effective Amendment No. 2 to Registration Statement No. 333-61889 (400,000 shares), (iv) Registration Statement No. 333-61889 (1,600,000 shares), (v) Registration Statement No. 333-39095 (600,000 shares), (vi) Registration Statement No. 333-24207 (2,000,000 shares), and (vii) Registration Statement No. 333-242 (1,000,000 shares). The contents of these registration statements are hereby incorporated by reference into this Registration Statement.

ITEM  8.   EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature page(s).

[The remainder of this page is blank]

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California, as of March 20, 2002.

CALLAWAY GOLF COMPANY

By:	/s/ Ronald A. Drapeau

Ronald A. Drapeau
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

	Signature	Title	Dated as of

	/s/ RONALD A. DRAPEAU Ronald A. Drapeau	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 20, 2002

	/s/ BRADLEY J. HOLIDAY Bradley J. Holiday	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 20, 2002

	/s/ DENNIS R. SECOR Dennis R. Secor	Vice President and Controller (Principal Accounting Officer)	March 20, 2002

	*	Director	March 20, 2002

William C. Baker

	*	Director	March 20, 2002

Ronald S. Beard

	*	Director	March 20, 2002

Vernon E. Jordan, Jr

	*	Director	March 20, 2002

Yotaro Kobayashi

	*	Director	March 20, 2002

Richard L. Rosenfield

* By:	/s/ BRADLEY J. HOLIDAY

Bradley J. Holiday, Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Brian P. Lynch, Esq., Senior Corporate Counsel of Callaway Golf Company, as to the legality of the securities being registered.

23.1	Consent of Arthur Andersen LLP, Independent Accountants.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

23.3	Consent of Brian P. Lynch, Esq. (included in Exhibit 5.1)

24.1	Form of Power of Attorney.

99.1	Letter dated March 21, 2002 from the Company to the Commission, incorporated herein by this reference to Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission on March 21, 2002 (file no. 1-0962).

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